Exhibit 10.1

TERMINATION OF CONSULTING AGREEMENT

The undersigned parties to the Consulting Agreement dated August 25, 2005, as amended on August 23, 2006, (the “Agreement”) hereby agree to terminate the Agreement effective as of November 19, 2006.

IN WITNESS WHEREOF, the parties have caused this Termination of Consulting Agreement to be executed by their duly authorized representative.

Cyberonics, Inc.	BK Consulting

By: /s/ David S. Wise	By: /s/ Reese S. Terry, Jr.

David S. Wise, Vice President	Reese S. Terry, Jr.

Date: December 13, 2006	Date: December 13, 2006